UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2023, Belami, Inc. (“Belami”), a wholly-owned subsidiary of SKYX Platforms Corp. (the “Company”), entered into a $3.0 million secured revolving line of credit (the “line of credit”) and a $1.5 million term loan (the “term loan”) with Farmers & Merchants Bank of Central California. The line of credit bears interest at a variable rate per annum equal to The Wall Street Journal Prime Rate, subject to a floor of 7.5% and ceiling of the maximum rate allowed under applicable law, payable monthly, and matures September 5, 2024. The term loan is payable in 36 monthly installments of $46,954.68 (including principal and interest), bears interest at a rate per annum of 7.7%, and matures September 5, 2026. The term loan is subject to a prepayment fee of 3% of the outstanding principal balance if the term loan is prepaid during the first loan year, decreasing by 1% each year until the end of the third loan year. Both the line of credit and term loan are subject to customary default and acceleration provisions and to certain financial covenants, including working capital in excess of $1.25 million, a debt service coverage ratio in excess of 1.25 to 1.00, and a debt / worth ratio not in excess of 3.25 to 1.00 (in each case, calculated as described in the business loan agreement governing the line of credit or term loan, as applicable). In addition, the Company agreed to guarantee Belami’s obligations under the line of credit and term loan, pursuant to a commercial guaranty agreement.

The above descriptions of the line of credit, term loan and guaranty do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements governing the line of credit, term loan, and guaranty, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Line of Credit Promissory Note, Business Loan Agreement (Asset Based), and Commercial Security Agreement, signed September 18, 2023, by and between Belami, Inc., as borrower and grantor, and Farmers & Merchants Bank of Central California, as lender.
10.2*	Term Loan Promissory Note and Business Loan Agreement, signed September 18, 2023, by and between Belami, Inc., as borrower, and Farmers & Merchants Bank of Central California, as lender.
10.3	Commercial Guaranty, signed September 18, 2023, by and among Belami, Inc., as borrower, SKYX Platforms Corp., as guarantor, and Farmers & Merchants Bank of Central California, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: September 22, 2023	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Co-Chief Executive Officer